EXHIBIT 99.2

New York City REIT, Inc.
Supplemental Information

Quarter ended December 31, 2021 (unaudited)

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Forward-looking Statements:
This supplemental package of New York City REIT, Inc. (the “Company” or “NYC”) includes “forward looking statements.” These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K and NYC’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.
Accounting Treatment of Rent Deferrals:
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, EBITDA and Adjusted EBITDA have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“ EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided above.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core
FFO as a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded REITs although Core FFO presented by us may not be comparable to Core FFO reported by other REITs that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non-recurring in nature incurred in connection with the listing and related transactions), and non-cash equity-based compensation. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, listing-related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2021
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$24,208
Net loss attributable to common stockholders	$(3,755)
Basic and diluted net loss per share attributable to common stockholders	$(0.29)
Cash NOI [1]	$7,124
Adjusted EBITDA [1]	$11,891
Core FFO attributable to common stockholders [1]	$7,060

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [2]	$980,931
Net debt [3] [4]	$393,326
Total consolidated debt [4]	$405,000
Total assets	$823,051
Cash and cash equivalents [5]	$11,674

Common shares outstanding as of December 31, 2021	13,278

Net debt to gross asset value	40.1%
Net debt to annualized adjusted EBITDA [1] (annualized based on quarterly results)	8.3	x

Weighted-average interest rate cost [6]	4.4%
Weighted-average debt maturity (years) [7]	5.1
Interest Coverage Ratio [8]	2.7	x

Real Estate Portfolio
Number of properties	8
Number of tenants	75

Square footage (millions)	1.2
Leased	82.9%
Weighted-average remaining lease term (years) [9]	6.9
______
[1]  This Non-GAAP metric is reconciled below.
[2] Defined as total assets of $823.1 million plus accumulated depreciation and amortization of $157.9 million as of December 31, 2021.
[3]  Represents total debt outstanding of $405.0 million, less cash and cash equivalents of $11.7 million.
[4]  Excludes the effect of deferred financing costs, net.
[5] Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash and cash equivalents) of $10.0 million.
[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[8] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense) for the quarter ended December 31, 2021.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[9] Based on annualized straight-line rent as of December 31, 2021.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2021	2020
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$192,600	$193,658
Buildings and improvements	572,576	568,861
Acquired intangible assets	87,478	98,118
Total real estate investments, at cost	852,654	860,637
Less accumulated depreciation and amortization	(157,880)	(139,666)
Total real estate investments, net	694,774	720,971
Cash and cash equivalents	11,674	30,999
Restricted cash	16,754	8,995
Operating lease right-of-use asset	55,167	55,375
Prepaid expenses and other assets (including amounts due from related parties of $0 and $435 at December 31, 2021 and 2020, respectively)	9,293	12,953
Straight-line rent receivable	25,838	22,050
Deferred leasing costs, net	9,551	10,503
Total assets	$823,051	$861,846

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$398,117	$396,574
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $141 and $0 at December 31, 2021 and 2020, respectively)	8,131	6,916
Operating lease liability	54,770	54,820
Below-market lease liabilities, net	4,224	14,006
Derivative liability, at fair value	1,553	3,405
Deferred revenue	5,120	4,558
Total liabilities	471,915	480,279

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 13,277,738 and 12,802,690 shares issued and outstanding as of December 31, 2021 and 2020, respectively	133	129
Additional paid-in capital	691,118	686,715
Accumulated other comprehensive loss	(1,553)	(3,404)
Distributions in excess of accumulated earnings	(350,709)	(305,882)
Total stockholders' equity	338,989	377,558
Non-controlling interests	12,147	4,009
Total equity	351,136	381,567
Total liabilities and stockholders' equity	$823,051	$861,846

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue from tenants	$24,208	$15,848	$14,977	$15,186

Expenses:
Asset and property management fees to related parties	1,938	1,862	1,847	1,907
Property operating	8,275	8,029	8,323	8,736
Impairment of real estate investments	1,039	413	—	—
Equity-based compensation	2,119	2,121	2,120	2,115
General and administrative	2,104	1,884	1,984	2,732
Depreciation and amortization	7,657	7,851	7,023	8,526
Total expenses	23,132	22,160	21,297	24,016
Operating income (loss)	1,076	(6,312)	(6,320)	(8,830)
Other income (expense):
Interest expense	(4,811)	(4,803)	(4,763)	(4,713)
Other income	3	5	31	8
Total other expense, net	(4,808)	(4,798)	(4,732)	(4,705)
Net loss before income taxes	(3,732)	(11,110)	(11,052)	(13,535)
Income tax expense	(23)	(14)	—	—
Net loss and Net loss attributable to common stockholders	$(3,755)	$(11,124)	$(11,052)	$(13,535)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.29)	$(0.85)	$(0.87)	$(1.06)
Weighted average shares outstanding —Basic and Diluted	13,252,567	13,093,486	12,799,703	12,780,027

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
EBITDA:
Net loss and Net loss attributable to common stockholders	$(3,755)	$(11,124)	$(11,052)	$(13,535)
Depreciation and amortization	7,657	7,851	7,023	8,526
Interest expense	4,811	4,803	4,763	4,713
Income tax expense	23	14	—	—
EBITDA	8,736	1,544	734	(296)
Impairment of real estate investments	1,039	413	—	—
Equity-based compensation	2,119	2,121	2,120	2,115
Other income	(3)	(5)	(31)	(8)
Adjusted EBITDA	11,891	4,073	2,823	1,811
Asset and property management fees to related parties	1,938	1,862	1,847	1,907
General and administrative	2,104	1,884	1,984	2,732
NOI	15,933	7,819	6,654	6,450
Accretion of below- and amortization of above-market lease liabilities and assets, net	(7,864)	(367)	(225)	(215)
Straight-line rent (revenue as a lessor)	(972)	(1,738)	(438)	(640)
Straight-line ground rent (expense as lessee)	27	28	26	28
Cash NOI	$7,124	$5,742	$6,017	$5,623

Cash Paid for Interest:
Interest expense	$4,811	$4,803	$4,763	$4,713
Amortization of deferred financing costs	(386)	(386)	(386)	(385)
Total cash paid for interest	$4,425	$4,417	$4,377	$4,328

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net loss and Net loss attributable to common stockholders [1]	$(3,755)	$(11,124)	$(11,052)	$(13,535)
Impairment of real estate investments	1,039	413	—	—
Depreciation and amortization	7,657	7,851	7,023	8,526
FFO attributable to common stockholders [1]	4,941	(2,860)	(4,029)	(5,009)
Equity-based compensation	2,119	2,121	2,120	2,115
Core FFO attributable to common stockholders [1]	$7,060	$(739)	$(1,909)	$(2,894)

Weighted average common shares outstanding — Basic and Diluted	13,253	13,093	12,800	12,780
Weighted average common shares outstanding - Diluted	13,253	13,093	12,800	12,780
Net loss per share attributable to common shareholders — Basic and Diluted	$(0.29)	$(0.85)	$(0.87)	$(1.06)
FFO per common share	$0.37	$(0.22)	$(0.31)	$(0.39)
Core FFO per common share	$0.53	$(0.06)	$(0.15)	$(0.23)
________
[1] Net loss, FFO and Core FFO for the three months ended December 31, 2021 and September 30, 2021 includes income from the accelerated amortization of the remaining unamortized balance of below-market lease liabilities of approximately $7.7 million and $0.2 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations.
Net loss, FFO and Core FFO for the three months ended December 31, 2021 and September 30, 2021, includes income from lease termination fees of $1.4 million and $0.1 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations. Such termination payments represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and Core FFO. The termination fees were collected from the tenants and earned and recorded as income in the third and fourth quarters of 2021.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Debt Overview
As of December 31, 2021
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [1] [2]	Total Outstanding Balance [3]
2022 [4]	—	—	—%	$5,500
2023	—	—	—%	—
2024	1	2.3	3.7%	49,500
2025	—	—	—%	—
2026	1	4.5	4.2%	99,000
Thereafter	5	5.9	4.5%	251,000
Total Debt	7	5.1	4.4%	$405,000

______

[1] Weighted based on the outstanding principal balance of the debt.
[2] All of the Company’s debt is fixed rate as of December 31, 2021.
[3] Excludes the effect of deferred financing costs, net. Current balances as of December 31, 2021 are shown in the year the debt matures.
[4] Amount was paid in March 2022 pursuant to a waiver and amendment of the loan on the Company’s 9 Times Square property.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2021
Amounts in thousands

Future Minimum Base Rent Payments [1]
2022	$54,196
2023	50,134
2024	48,268
2025	40,934
2026	35,683
2027	32,882
Thereafter	166,710
Total	$428,807
——

[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Top Ten Tenants
As of December 31, 2021
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
City National Bank	Office / Retail	Financial Services	$4,356	8%	11.5	Yes
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	3,337	6%	9.6	Yes
Equinox	Retail	Fitness	2,897	5%	16.9	No
Cornell University	Office	Healthcare Services	2,476	4%	2.5	Yes
The City of New York - Dept. of Youth & Community Development	Office	Government/Public Administration	2,215	4%	16.0	Yes
CVS	Retail	Retail	2,161	4%	12.7	Yes
Waterfall Asset management LLC	Office	Finanical Services	2,019	3%	0.7	No
USA General Services Administration	Office	Government/Public Administration	1,978	3%	0.5	Yes
I Love NY Gifts	Retail	Retail	1,956	3%	14.4	No
NYS Licensing	Office	Government/Public Administration	1,833	3%	5.6	Yes
Subtotal			25,228	43%	9.6

Remaining portfolio			33,272	57%

Total Portfolio			$58,500	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2021.
[2] Based on straight-line rent as of December 31, 2021.
[3] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of December 31, 2021. Top 10 tenants are 52% actual investment grade rated and 20% implied investment grade rated.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Diversification by Property Type
As of December 31, 2021
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$43,865	75%	787	82%
Retail	13,733	24%	168	17%
Other	902	1%	9	1%
Total	$58,500	100%	964	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2021.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2021
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Financial Services	$16,889	29%	212	22%
Government / Public Administration	7,650	13%	173	18%
Retail	7,246	12%	56	6%
Non-profit	6,737	12%	146	15%
Services	3,748	6%	67	7%
Technology	3,244	6%	59	6%
Healthcare Services	3,139	5%	43	4%
Fitness	2,897	5%	30	3%
Professional Services	2,731	5%	53	6%
Co-Working Space	1,302	2%	20	2%
Other [2]	2,917	5%	105	11%
Total	$58,500	100%	964	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2021.
[2] Other includes nine industry types as of December 31, 2021.

New York City REIT, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Lease Expirations
As of December 31, 2021

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2022	14	6,354	11%	182	19%
2023	11	4,379	8%	64	7%
2024	9	6,110	10%	97	10%
2025	11	6,510	11%	113	12%
2026	7	3,265	6%	59	6%
2027	7	3,296	6%	70	7%
2028	8	3,407	6%	56	6%
2029	5	2,546	4%	43	5%
2030	3	1,810	3%	34	4%
2031	8	5,555	10%	95	10%
2032	2	676	1%	13	1%
2033	5	4,356	7%	36	4%
2034	2	2,161	4%	10	1%
2035	3	640	1%	4	—%
2036	4	2,321	4%	17	2%
2037	2	2,215	4%	41	4%
Thereafter (>2037)	3	2,899	4%	30	2%
Total	104	$58,500	100%	964	100%

——
[1] Calculated using the most recent available lease terms as of December 31, 2021. Includes tenant concessions, such as free rent, as applicable.